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                                                                EXHIBIT 23(a)


                        CONSENT OF CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 13, 1996, appearing on Page 62 of the Annual Report to the Shareholders of The Seagram Company Ltd. for the fiscal year ended January 31, 1996, which is incorporated by reference in The Seagram Company Ltd.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page 24 of such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/  Price Waterhouse
___________________________

PRICE WATERHOUSE
Chartered Accountants
Montreal, Canada
August 26, 1996